Exhibit 32
ACCESS NATIONAL CORPORATION
Notes to Consolidated Financial Statements
(Unaudited)
Certification Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Access National Corporation (the “Corporation”) on Form 10-Q for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michael W. Clarke, President and Chief Executive Officer of the Corporation, and Charles Wimer, Executive Vice President and Chief Financial Officer of the Corporation, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
1.	The Report fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.
It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

/s/ Michael W. Clarke Michael W. Clarke
President and Chief Executive Officer
(Principal Executive Officer)
May 12, 2006

/s/ Charles Wimer
Charles Wimer
Executive Vice President and Chief Financial Officer
(Principal Financial & Accounting Officer)
May 12, 2006